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                                                                      Exhibit 24



                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Nancy A. Michaud, as his or her true and lawful attorney-in-fact and agent, with full power of substitution, to sign and execute on behalf of the undersigned any Registration Statements filed under the Securities Act of 1933 or any amendment or amendments to such Registration Statements relating to shares to be offered for sale, sold and/or issued in connection with Huffy Corporation's proposed acquisition of Gen-X Sports Inc. and Gen-X Sports, Inc. and to perform any acts necessary to be done in order to file such Registration Statement with exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, and each of the undersigned does hereby ratify and confirm all that said attorney-in-fact and agent, or her substitutes, shall do or cause to be done by virtue hereof.



/s/Don R. Graber
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Don R. Graber


/s/ W. Anthony Huffman
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W. Anthony Huffman
Director


/s/ Linda B. Keene
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Linda B. Keene
Director


/s/ Donald K. Miller
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Donald K. Miller
Director


/s/ James F. Robeson
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James F. Robeson
Director


/s/ Thomas C. Sullivan
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Thomas C. Sullivan
Director


/s/ Joseph P. Viviano
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Joseph P. Viviano
Director